UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): January 3, 2011

UNITED STATES NATURAL GAS FUND, LP
(Exact name of registrant as specified in its charter)

Delaware	001-33096	20-5576760
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (510) 522-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.  Entry into a Material Definitive Agreement

The general partner and limited partner of United States Natural Gas Fund, LP (the “Registrant”) entered into the Third Amended and Restated Agreement of Limited Partnership (“Amended Limited Partnership Agreement”) on December 31, 2010.  The Amended Limited Partnership Agreement provides for the operation of the partnership and the rights and obligations of the partners.

The Amended Limited Partnership Agreement amends and restates the Registrant’s current limited partnership agreement, the Second Amended and Restated Agreement of Limited Partnership, entered into on December 4, 2008 (the “Limited Partnership Agreement”), in its entirety.  The two key substantive amendments, discussed below, provide for (i) the authority and procedures for the Registrant to effect a pro rata distribution, subdivision or combination of its units or partnership securities and (ii) all of the Registrant’s tax accounting and reporting expenses to be directly borne by the Registrant.

Distributions, subdivisions or combinations of the Registrant’s units or partnership securities:
Article 9.5.2 of the Amended Limited Partnership Agreement explicitly grants United States Commodity Funds, LLC, the general partner of the Registrant (the “General Partner”), authority to cause the Registrant to declare and effect a pro rata distribution, subdivision or combination of units or other partnership securities, and details the applicable procedures for effecting such a distribution, subdivision or combination of units.

The General Partner may declare and effect a pro rata distribution, subdivision or combination of units so long as such event will not affect any unitholder’s percentage interest in the Partnership except to the extent that a cash distribution, e.g., in lieu of fractional units, or rounding of units alters such percentage interest of the unitholders following such event in accordance with the Amended Limited Partnership Agreement.  Further, any amounts calculated on a per unit basis or stated as a number of units must be proportionately adjusted retroactive to the beginning of the Registrant’s formation.

A distribution, subdivision or combination of units is to be effected by the General Partner via instruction to the Depository Trust Company (or its nominee).  The Depository Trust Company (“DTC”), upon receipt of such an instruction, credits DTC participants’ accounts with payment or units in amounts proportionate to their respective beneficial interests in units as shown on the DTC’s (or its nominee’s) records.  Payments by DTC participants to indirect participants and beneficial owners holding units through DTC participants and indirect participants are governed by standing instructions and customary practice.  Whenever a distribution, subdivision or combination of units is declared, the General Partner is to select a date as of which the distribution, subdivision or combination shall be effective and provide 20 days’ advance notice thereof.  Any distribution, subdivision or combination of units must be made in accordance with any notice of distribution, subdivision or combination of units issued by the General Partner.  The Registrant is precluded from issuing fractional units; if a distribution, subdivision or combination of units would result in the creation of fractional units, each fractional unit will be redeemed for cash (unless otherwise provided by the notice of distribution, subdivision or combination of units).

These amendments to the Limited Partnership Agreement are being entered into in anticipation of a proposed reverse unit split of the Registrant’s outstanding publicly-traded partnership units that the Registrant may implement in the future with the goals of (i) providing increased marketability and liquidity; (ii) improving the Registrant’s tracking of the changes in percentage terms of the price of natural gas delivered at the Henry Hub, Louisiana, as measured by changes in the price of the “Benchmark Futures Contract” (as defined in the Prospectus); and (iii) maintaining a value for Registrant’s units that is well above the NYSE Arca’s minimum continued listing requirements.  The Registrant will issue a Current Report on Form 8-K prior to when the General Partner would effect a reverse unit split.

Tax accounting and reporting expenses to be directly borne by the Registrant:
Article 3.1.2 of the Limited Partnership Agreement has been amended to provide that, as of the effective date of the Amended Limited Partnership Agreement, the Registrant will be responsible for all of the fees and expenses associated with its tax accounting and reporting requirements, including the implementation of service fees and base service fees previously paid by the General Partner.  The fee for implementation of service was a one-time set-up fee that has already been paid by the General Partner and will not be borne by the Registrant going forward.  As of the effective date of the Amended Limited Partnership Agreement, the Registrant will be responsible for paying the base service fees that were previously paid by the General Partner.  The estimated cost of the Registrant’s base service fees associated with its tax accounting and reporting requirements is $75,000 for the calendar year ending December 31, 2011.  Management has determined that such fees may be appropriately allocated to the Registrant without materially impacting the NAV of the Registrant or its ability to satisfy its investment objective due to the increase in the Registrant’s assets under management.

In addition, the amendments to the Limited Partnership Agreement make other conforming changes including, among other items, (i) the name of the General Partner, which was changed from Victoria Bay Asset Management, LLC to United States Commodity Funds, LLC in 2008, (ii) the fact that the Registrant’s units are now listed on the NYSE Arca instead of the American Stock Exchange as a result of the acquisition of the American Stock Exchange by NYSE Euronext in 2008, and (iii) changes to procedures for creation and redemption of units consistent with the Registrant’s authorized purchaser agreements and existing disclosure.

A copy of the Third Amended and Restated Agreement of Limited Partnership is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
10.1	Third Amended and Restated Agreement of Limited Partnership.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES NATURAL GAS FUND, LP
	By:	United States Commodity Funds LLC, its general partner

Date: January 3, 2011	By:	/s/ Howard Mah
Name: Howard Mah
Title: Chief Financial Officer